UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 31, 2014 (March 31, 2014)

HCP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08895	33-0091377
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices, including zip code)

(562) 733-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 31, 2014, HCP, Inc., a Maryland corporation (the “Company”), entered into Amendment No. 3 to Credit Agreement (“Amendment No. 3”), by and among the Company, the lenders referred to therein and Bank of America, N.A., as administrative agent (the “Administrative Agent”), amending the Credit Agreement, dated as of March 11, 2011 (the “Original Credit Agreement”), by and among the Company, the lenders referred to therein and the Administrative Agent, as amended by Amendment No. 1 to Credit Agreement dated as of March 27, 2012, and Amendment No. 2 to Credit Agreement dated as of May 7, 2013 (the “Credit Agreement,” and, as further amended by Amendment No. 3, the “Amended Credit Agreement”).

The Company filed with the Securities and Exchange Commission (the “SEC”) the Original Credit Agreement as Exhibit 10.1 to the Company’s Current Report on Form 8-K on March 15, 2011, Amendment No. 1 as Exhibit 10.1 to the Company’s Current Report on Form 8-K on March 29, 2012 and Amendment No. 2 as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q on August 2, 2013, each of which is incorporated herein by reference.

Amendment No. 3, among other things: (1) increases the borrowing capacity by $500 million to $2 billion, (2) increases the amount available to be borrowed in foreign currencies to $750 million, (3) reduces the applicable margin rates on the revolving loans, so that the loans outstanding will bear interest at a rate per annum equal to LIBOR plus a margin ranging from 0.875% to 1.70% and (4) reduces the applicable facility fee rates, which the Company is obligated to pay on the aggregate amount of the revolving commitments, to a rate per annum ranging from 0.125% to 0.30%, in each case based on the Company’s senior unsecured long-term debt ratings.

Amendment No. 3 also extends the maturity date under the Amended Credit Agreement from March 11, 2015 to March 31, 2018.  Other terms of the Amended Credit Agreement were substantially unchanged, including a one-year extension option at the Company’s discretion, and the ability to increase the commitments by an aggregate amount of up to $500 million, subject to customary conditions.

Certain of the lenders party to Amendment No. 3 and their respective affiliates engage in financial advisory, investment banking, commercial banking or other transactions of a financial nature with the Company and its subsidiaries, including the provision of advisory services for which they receive certain fees, expense reimbursements or other payments.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by the full text of Amendment No. 3, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01  Regulation FD Disclosure.

On March 31, 2014, the Company issued a press release announcing Amendment No. 3.  A copy of the Company’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished to the SEC, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibits are being filed herewith:

No.	Description
10.1	Amendment No. 3 to Credit Agreement dated March 31, 2014, by and among the Company, as borrower, the financial institutions referred to therein, and Bank of America, N.A., as administrative agent.
99.1	Text of the Press Release dated March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2014	HCP, Inc.
(Registrant)

	By:	/s/ Timothy M. Schoen
Timothy M. Schoen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description
10.1	Amendment No. 3 to Credit Agreement, dated March 31, 2014, by and among the Company, as borrower, the financial institutions referred to therein, and Bank of America, N.A., as administrative agent.
99.1	Text of the Press Release, dated March 31, 2014.